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Exhibit 99.2

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Golf Trust of America, Inc.

Date:	March 28, 2003	/s/ W. BRADLEY BLAIR, II W. Bradley Blair, II President and Chief Executive Officer
Date:	March 28, 2003	/s/ SCOTT D. PETERS Scott D. Peters Senior Vice President and Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Golf Trust of America, Inc. and will be retained by Golf Trust of America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

        This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and, pursuant to Part III of SEC Release no. 34-47551 shall not be deemed filed by for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002